As filed with the Securities and Exchange Commission on January 30, 2014

Registration No. 333-191323

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 8

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	8071	80-0943522
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive

San Diego, CA 92121

(858) 320-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael W. Nall

Chief Executive Officer and President

Biocept, Inc.

5810 Nancy Ridge Drive

San Diego, CA 92121

(858) 320-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Brown, Esq. Hayden J. Trubitt, Esq. Michael L. Lawhead, Esq. Stradling Yocca Carlson & Rauth, P.C. 4365 Executive Drive, Suite 1500 San Diego, CA 92121 (858) 926-3000	William G. Kachioff Senior Vice-President, Finance and Chief Financial Officer Biocept, Inc. 5810 Nancy Ridge Drive San Diego, CA 92121 (858) 320-8200	Ivan K. Blumenthal, Esq. Merav Gershtenman, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act. This registration statement complies with the requirements that apply to an issuer that is an emerging growth company.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.0001 par value per share(2)	2,090,908	$12.00	$25,090,896	$3,406.51*
Representative’s Warrants to Purchase Common Stock(3)	—	—	—	—
Common Stock Underlying Representative’s Warrants(2)(4)	90,909	$15.00	$1,363,635	$185.13**
Total Registration Fee			$26,454,531	$3,591.64***

(1)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, and includes 272,727 shares of common stock the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(3)	No registration fee pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 125% of the public offering price.
*	$3,137.20 for $23,000,000 of shares (equating to 1,916,666 shares at the now-proposed maximum aggregate offering price per share of $12.00) at the previous rate of $136.40 per million dollars, and $269.31 for an additional $2,070,896 (equating to 174,242 shares) at the new rate of $128.80 per million dollars.
**	$170.50 for $1,250,000 of shares (equating to 83,333 shares at the now-proposed maximum aggregate offering price per share of $15.00) at the previous rate of $136.40 per million dollars, and $14.63 for an additional $115,635 (equating to 7,576 shares) at the new rate of $128.80 per million dollars.
***	$3,591.64 was previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Biocept, Inc. has prepared this Amendment No. 8 to the Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-191323) solely for the purpose of filing Exhibits 10.13 and 10.22 to the Registration Statement. This Amendment No. 8 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee, the FINRA filing fee and the NASDAQ listing fee.

Item	Amount
SEC registration fee	3,592
FINRA filing fee	5,000
NASDAQ listing fee	55,000
Legal fees and expenses	400,000
Accounting fees and expenses	200,000
Printing and engraving expenses	100,000
Transfer agent and registrar fees and expenses	4,000
Miscellaneous fees and expenses	32,408

Total	$800,000

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Company’s amended certificate of incorporation provides for indemnification of its directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law, and the Company’s amended and restated bylaws provide for indemnification of its directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

In addition, the Company has entered into indemnification agreements with each of its current directors and executive officers. These agreements will require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with its future directors and executive officers.

In any underwriting agreement the Company enters into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, the Company’s directors, the Company’s officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

Item 15.	Recent Sales of Unregistered Securities.

Since July 1, 2010, the Registrant made sales of the unregistered securities discussed below. All common stock share, option, warrant and RSU amounts (and the exercise price of all common stock options and warrants) reflect (i) the 1-for-3 reverse common stock split effected on November 3, 2011, and (ii) the 1-for-14 reverse common stock split effected on November 1, 2013. The offers, sales and issuances of the securities described below were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act and/or, in the case of compensatory issuances, Securities Act Rule 701, and/or, in the case of conversions, Section 3(a)(9) of the Securities Act. No commissions were paid.

Preferred Stock Financing

From August 2010 to September 2010, the Company sold 8,939,990 shares of its Series BB preferred stock (convertible, post-recapitalization and post-reverse-splits, into 213,571 shares of the Company’s common stock), to 15 accredited investors, for aggregate gross proceeds of $5.364 million.

Note/ Warrant Financings

In 30 closings from February 2011 to November 2012, the Company sold secured convertible promissory notes with an aggregate principal amount of $12,336,247, together with warrants to purchase 4,569,030 shares of its preferred stock (convertible, post-reverse-splits, into 108,786 shares of the Company’s common stock), to 11 accredited investors, for aggregate gross proceeds of $12,336,247.

In 21 closings from January 2012 to December 2012, the Company sold promissory notes with an aggregate principal amount of $5,960,000, together with warrants to purchase 2,207,401 shares of its preferred stock (convertible, post-reverse-splits, into 52,557 shares of the Company’s common stock) to five accredited investors, for aggregate gross proceeds of $5,960,000.

In 52 closings from December 2012 to December 31, 2013, the Company sold promissory notes with an aggregate principal amount of $4,990,000, together with warrants to purchase an indeterminate number of shares of the Company’s common stock, to 12 accredited investors, for aggregate gross proceeds of $4,990,000.

Compensatory Issuances

In the last six months of 2010 the Company issued 50,600 common stock options (at a $4.62 exercise price per share) and 390,000 preferred stock restricted stock units to service providers.

In 2011 the Company issued 36,260 common stock options (at a $4.62 exercise price per share), 12,753 common stock restricted stock units and 1,002,705 preferred stock restricted stock units to service providers.

In 2012 the Company issued 332 common stock options (at a $4.62 exercise price per share) and 41,857 common stock restricted stock units to service providers.

In 2013, the Company issued 300,438 common stock options (at a $5.18 exercise price per share) and 101,559 common stock restricted stock units to approximately 35 service providers.

Inducement Warrants

In September 2012, the Company issued 66,666 Series A preferred stock warrants, at an exercise price of $0.60 per share, to its landlord in exchange for certain real estate lease accommodations.

In June 2013, the Company issued 23,810 common stock warrants, at an exercise price to be determined in accordance with contract, to a lender (a 5% beneficial shareholder) in connection with a note conversion.

In July through October 2013, the Company issued an indeterminate number of common stock warrants, at an exercise price to be determined in accordance with contract, to three guarantors in connection with their guaranties of its UBS Bank USA revolving line of credit.

In September 2013, the Company issued an indeterminate number of common stock warrants, at an exercise price to be determined in accordance with contract, to its landlord in connection with a lease amendment.

Recapitalization

In November 2011, the Company effected a recapitalization in which all outstanding shares of, and warrants to purchase and restricted stock units to obtain, the Company’s outstanding Series AA preferred stock and Series BB preferred stock were converted into the same number of shares of, warrants to purchase and restricted stock units to obtain, Series A preferred stock. At the same time, the Company effected the 1-for-3 reverse split of its common stock.

Conversions and Exercises

In November 2011, the Company’s Executive Chairman exercised 10,204 common stock options, paying an aggregate exercise price of $47,183.

In October 2011, a major shareholder converted 2,064,520 shares of Series AA preferred stock into 49,155 shares of common stock.

In March and April 2013, two employees exercised 85 common stock options, paying an aggregate exercise price of $395.

In June 2013, the holders of promissory notes with an aggregate principal balance of approximately $20,231,000 and accrued but unpaid interest of approximately $2,591,000 voluntarily converted such principal and interest into 42,245,834 shares of the Company’s Series A preferred stock.

In the fourth quarter of 2013, four employees exercised 3,936 common stock options, paying an aggregate exercise price of $19,710.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

EXHIBITS

Exhibit No.	Description of Exhibit

1.1##	Form of Underwriting Agreement between us and Aegis Capital Corp., as representative of the several underwriters.

3.1	Certificate of Incorporation.

3.1.1	Certificate of Ownership and Merger, filed July 30, 2013.

3.1.2	Certificate of Ownership, filed July 30, 2013.

3.1.3#	Certificate of Amendment of Certificate of Incorporation, filed November 1, 2013.

3.1.4#	Form of Certificate of Amendment of Certificate of Incorporation, comprising amended Certificate of Incorporation, to be in effect upon closing of this offering.

3.2	Bylaws.

3.2.1	Amended and Restated Bylaws, to be in effect upon closing of this offering.

4.1#	Specimen Common Stock certificate of Biocept, Inc.

4.2##	Form of Representative’s Warrant.

5.1##	Opinion of Stradling Yocca Carlson & Rauth, P.C.

10.1+	2007 Equity Incentive Plan.

10.1.1+	Form of Stock Option Grant Notice and Option Agreement under 2007 Equity Incentive Plan.

10.1.2+	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under 2007 Equity Incentive Plan.

10.2+##	2013 Equity Incentive Plan.

10.2.1+	Form of Notice of Stock Option Grant under 2013 Equity Incentive Plan.

10.2.2+	Form of Stock Option Agreement under 2013 Equity Incentive Plan.

10.2.3+	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Plan.

10.2.4+	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Plan (for senior officers: as used August 8, 2013).

10.2.5+#	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Plan (for non-employee directors: as used August 8, 2013).

10.3+	Form of Indemnification Agreement between us and our officers and directors.

10.4+	Form of Indemnity Agreement between Biocept, Inc., a California corporation, and its officers and directors.

10.5+	Employment Agreement, between us and David F. Hale, dated March 10, 2011.

10.6+	Employment Agreement, between us and Michael W. Nall, effective as of August 26, 2013.

10.7+	Employment Agreement, between us and Lyle J. Arnold, dated April 30, 2011.

10.8+	Employment Agreement, between us and William G. Kachioff, dated August 1, 2011.

Exhibit No.	Description of Exhibit

10.9+#	Employment Agreement, between us and Michael J. Dunn, dated February 15, 2011.

10.10+	Form of Amended and Restated Salary Reduction and Contingent Payment Agreement.

10.11#	Lease, between us and Nexus Equity VIII LLC, dated March 31, 2004.

10.11.1	First Amendment to Lease, between us and ARE-SD Region No. 18, LLC, dated November 1, 2011.

10.11.2	Second Amendment to Lease, between us and ARE-SD Region No. 18, LLC, dated September 10, 2012.

10.11.3	Warrant to Purchase Preferred Stock, dated September 10, 2012, issued by us in favor of ARE-SD Region No. 18, LLC.

10.11.4	Third Amendment to Lease, between us and ARE-SD Region No. 18, LLC, dated as of January 31, 2013, and effective as of January 1, 2013.

10.11.5	Fourth Amendment to Lease, between us and ARE-SD Region No. 18, LLC, dated as of September 10, 2013, and effective as of August 1, 2013.

10.11.6	Warrant to Purchase Common Stock, dated September 10, 2013, issued by us in favor of ARE-SD Region No. 18, LLC.

10.12	Amended and Restated Investor Rights Agreement, dated as of October 31, 2011, among us and certain investors named therein.

10.13†#####	Collaboration Agreement dated as of November 2, 2012 between us and Life Technologies Corporation.

10.14###	Collaboration Agreement dated as of August 17, 2011 between us and Clarient Diagnostic Services, Inc.

10.14.1	Laboratory Services Agreement dated July 29, 2013, effective as of May 1, 2013, between us and Clarient Diagnostic Services, Inc.

10.15†#	Master Laboratory Research Support and Services Agreement dated as of July 9, 2012 between us and Dana Farber Partners Cancer Care, Inc.

10.16	Note and Warrant Purchase Agreement dated as of December 22, 2008 between us and The Reiss Family GST Exempt Marital Deduction Trust.

10.16.1	Secured Convertible Promissory Note (original principal amount of $1,400,000), dated December 22, 2008, issued by us in favor of The Reiss Family GST Exempt Marital Deduction Trust.

10.16.1.1	Amendment of Secured Convertible Promissory Note, dated July 15, 2013.

10.16.2	Warrant to Purchase Preferred Stock dated December 22, 2008, issued by us in favor of The Reiss Family GST Exempt Marital Deduction Trust.

10.16.3	Security Agreement dated as of December 22, 2008 between us and The Reiss Family GST Exempt Marital Deduction Trust.

10.17#	Amended and Restated Loan Agreement dated as of May 18, 2010 between us and Goodman Co. Ltd.

10.17.1	Warrant to Purchase Preferred Stock dated as of January 21, 2009, issued by us in favor of Goodman Co. Ltd.

Exhibit No.	Description of Exhibit

10.17.2	Loan Conversion Agreement dated as of June 28, 2013 between us and Goodman Co. Ltd. [Pursuant to this Agreement, indebtedness was converted into 3,777,324 shares of our Series A Preferred Stock.]

10.17.3	Warrant to Purchase Common Stock dated as of July 31, 2013, issued by us in favor of Goodman Co. Ltd.

10.18#	Note and Warrant Purchase Agreement dated as of February 1, 2011 between us and various investors.

10.18.1	First Amendment to Note and Warrant Purchase Agreement, dated as of July 1, 2011.

10.18.2	Second Amendment to Note and Warrant Purchase Agreement, dated as of August 1, 2011.

10.18.3#	Omnibus Amendment Agreement, dated as of September 30, 2011.

10.18.4	Amendment to Note and Warrant Purchase Agreement, dated as of June 23, 2012.

10.18.5	Amendment to Note and Warrant Purchase Agreement, dated as of November 8, 2012.

10.18.6	Form of Secured Convertible Promissory Note, issued by us in favor of various investors under the Note and Warrant Purchase Agreement dated as of February 1, 2011.

10.18.6.1#	The several Note Conversion Agreements, each dated as of June 28, 2013. [Pursuant to such Agreements, indebtedness was converted into 2,234,922 shares of our Series A Preferred Stock.]

10.18.6.2	Note Conversion Agreement dated as of June 28, 2013, among us, The Reiss Family Survivor’s Trust UDT dated December 19, 1988 and The Reiss Family GST Exempt Marital Deduction Trust. [Pursuant to this Agreement, indebtedness was converted into 35,923,845 shares of our Series A Preferred Stock.]

10.18.7	Form of Warrant to Purchase Preferred Stock, issued by us in favor of various investors under the Note and Warrant Purchase Agreement dated as of February 1, 2011.

10.19	Note and Warrant Purchase Agreement dated as of January 13, 2012 between us and various investors.

10.19.1	Omnibus Amendment Agreement dated as of November 8, 2012 between us and various investors.

10.19.2	Form of Promissory Note, issued by us in favor of various investors under the Note and Warrant Purchase Agreement dated as of January 13, 2012.

10.19.2.1#	The several Note Conversion Agreements, each dated as of June 28, 2013. [Pursuant to such Agreements, indebtedness was converted into 309,743 shares of our Series A Preferred Stock.]

10.19.2.2	Note Conversion Agreement dated as of June 28, 2013, among us, The Reiss Family Survivor’s Trust UDT dated December 19, 1988 and The Reiss Family GST Exempt Marital Deduction Trust. (Included as Exhibit 10.18.6.2.)

10.19.3	Form of Warrant to Purchase Preferred Stock, issued by us in favor of various investors under the Note and Warrant Purchase Agreement dated as of January 13, 2012.

10.19.4	Form of Amendment of Warrant to Purchase Preferred Stock, dated as of September 13, 2013.

10.20	Form of Note and Warrant Purchase Agreement dated as of June 28, 2013 between us and various investors.

10.20.1	Form of Convertible Promissory Note, issued by us in favor of various investors under the Note and Warrant Purchase Agreement dated as of June 28, 2013.

Exhibit No.	Description of Exhibit

10.20.2	Form of Warrant to Purchase Common Stock, issued by us in favor of various investors under the Note and Warrant Purchase Agreement dated as of June 28, 2013.

10.21	Reimbursement Agreement dated as of July 11, 2013 among us, The Reiss Family Survivor’s Trust UDT dated December 19, 1988, Edward Neff and Hale Biopharma Ventures, LLC.

10.21.1	Form of Warrant to Purchase Common Stock, issued by us in favor of various guarantors under the Reimbursement Agreement dated as of July 11, 2013.

10.21.2	Subordination Agreement dated as of July 11, 2013 between us and The Reiss Family GST Exempt Marital Deduction Trust UDT dated December 19, 1988.

10.22#####	Assignment and Exclusive Cross-License Agreement between us and Aegea Biotechnologies, Inc. dated June 2, 2012.

10.23+	Restricted Stock Unit Grant Notice / Agreement between us and Ivor Royston, dated as of November 8, 2010, as amended on February 15, 2012.

21.1	List of Subsidiaries.

23.1####	Consent of Mayer Hoffman McCann P.C.

23.2##	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the original Form S-1 filing)

#	Filed with the issuer’s November 5, 2013 Amendment No. 2 to Registration Statement on Form S-1.
##	Filed with the issuer’s November 20, 2013 Amendment No. 3 to Registration Statement on Form S-1.
###	Filed with the issuer’s January 8, 2014 Amendment No. 6 to Registration Statement on Form S-1.
####	Filed with the issuer’s January 10, 2014 Amendment No. 7 to Registration Statement on Form S-1.
#####	Filed herewith.
+	Indicates management contract or compensatory plan.
†	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933.

All exhibits not marked with a single, double, triple, quadruple or quintuple pound sign (#) were filed with the issuer’s September 23, 2013 Registration Statement on Form S-1.

(b)	Financial Statement Schedules

No financial statement schedules are provided because the information is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned Registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(ii)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(iii)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 8 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the 30th day of January, 2014.

BIOCEPT, INC.

By:	/s/ Michael W. Nall
Michael W. Nall Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Amendment No. 8 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael W. Nall Michael W. Nall	Chief Executive Officer, President and Director (Principal Executive Officer)	January 30, 2014

/s/ William G. Kachioff William G. Kachioff	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 30, 2014

/s/ David F. Hale* David F. Hale	Executive Chairman and Director	January 30, 2014

/s/ Marsha A. Chandler* Marsha A. Chandler	Director	January 30, 2014

/s/ Bruce E. Gerhardt* Bruce E. Gerhardt	Director	January 30, 2014

/s/ Bruce A. Huebner* Bruce A. Huebner	Director	January 30, 2014

/s/ Edward Neff* Edward Neff	Director	January 30, 2014

/s/ Ivor Royston* Ivor Royston	Director	January 30, 2014

/s/ M. Faye Wilson* M. Faye Wilson	Director	January 30, 2014

*	By Michael W. Nall, as the indicated Director’s attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1##	Form of Underwriting Agreement between us and Aegis Capital Corp., as representative of the several underwriters.

3.1	Certificate of Incorporation.

3.1.1	Certificate of Ownership and Merger, filed July 30, 2013.

3.1.2	Certificate of Ownership, filed July 30, 2013.

3.1.3#	Certificate of Amendment of Certificate of Incorporation, filed November 1, 2013.

3.1.4#	Form of Certificate of Amendment of Certificate of Incorporation, comprising amended Certificate of Incorporation, to be in effect upon closing of this offering.

3.2	Bylaws.

3.2.1	Amended and Restated Bylaws, to be in effect upon closing of this offering.

4.1#	Specimen Common Stock certificate of Biocept, Inc.

4.2##	Form of Representative’s Warrant.

5.1##	Opinion of Stradling Yocca Carlson & Rauth, P.C.

10.1+	2007 Equity Incentive Plan.

10.1.1+	Form of Stock Option Grant Notice and Option Agreement under 2007 Equity Incentive Plan.

10.1.2+	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under 2007 Equity Incentive Plan.

10.2+##	2013 Equity Incentive Plan.

10.2.1+	Form of Notice of Stock Option Grant under 2013 Equity Incentive Plan.

10.2.2+	Form of Stock Option Agreement under 2013 Equity Incentive Plan.

10.2.3+	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Plan.

10.2.4+	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Plan (for senior officers: as used August 8, 2013).

10.2.5+#	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Plan (for non-employee directors: as used August 8, 2013).

10.3+	Form of Indemnification Agreement between us and our officers and directors.

10.4+	Form of Indemnity Agreement between Biocept, Inc., a California corporation, and its officers and directors.

10.5+	Employment Agreement, between us and David F. Hale, dated March 10, 2011.

10.6+	Employment Agreement, between us and Michael W. Nall, effective as of August 26, 2013.

10.7+	Employment Agreement, between us and Lyle J. Arnold, dated April 30, 2011.

10.8+	Employment Agreement, between us and William G. Kachioff, dated August 1, 2011.

10.9+#	Employment Agreement, between us and Michael J. Dunn, dated February 15, 2011.

10.10+	Form of Amended and Restated Salary Reduction and Contingent Payment Agreement.

10.11#	Lease, between us and Nexus Equity VIII LLC, dated March 31, 2004.

Exhibit No.	Description of Exhibit

10.11.1	First Amendment to Lease, between us and ARE-SD Region No. 18, LLC, dated November 1, 2011.

10.11.2	Second Amendment to Lease, between us and ARE-SD Region No. 18, LLC, dated September 10, 2012.

10.11.3	Warrant to Purchase Preferred Stock, dated September 10, 2012, issued by us in favor of ARE-SD Region No. 18, LLC.

10.11.4	Third Amendment to Lease, between us and ARE-SD Region No. 18, LLC, dated as of January 31, 2013, and effective as of January 1, 2013.

10.11.5	Fourth Amendment to Lease, between us and ARE-SD Region No. 18, LLC, dated as of September 10, 2013, and effective as of August 1, 2013.

10.11.6	Warrant to Purchase Common Stock, dated September 10, 2013, issued by us in favor of ARE-SD Region No. 18, LLC.

10.12	Amended and Restated Investor Rights Agreement, dated as of October 31, 2011, among us and certain investors named therein.

10.13†#####	Collaboration Agreement dated as of November 2, 2012 between us and Life Technologies Corporation.

10.14###	Collaboration Agreement dated as of August 17, 2011 between us and Clarient Diagnostic Services, Inc.

10.14.1	Laboratory Services Agreement dated July 29, 2013, effective as of May 1, 2013, between us and Clarient Diagnostic Services, Inc.

10.15†#	Master Laboratory Research Support and Services Agreement dated as of July 9, 2012 between us and Dana Farber Partners Cancer Care, Inc.

10.16	Note and Warrant Purchase Agreement dated as of December 22, 2008 between us and The Reiss Family GST Exempt Marital Deduction Trust.

10.16.1	Secured Convertible Promissory Note (original principal amount of $1,400,000), dated December 22, 2008, issued by us in favor of The Reiss Family GST Exempt Marital Deduction Trust.

10.16.1.1	Amendment of Secured Convertible Promissory Note, dated July 15, 2013.

10.16.2	Warrant to Purchase Preferred Stock dated December 22, 2008, issued by us in favor of The Reiss Family GST Exempt Marital Deduction Trust.

10.16.3	Security Agreement dated as of December 22, 2008 between us and The Reiss Family GST Exempt Marital Deduction Trust.

10.17#	Amended and Restated Loan Agreement dated as of May 18, 2010 between us and Goodman Co. Ltd.

10.17.1	Warrant to Purchase Preferred Stock dated as of January 21, 2009, issued by us in favor of Goodman Co. Ltd.

10.17.2	Loan Conversion Agreement dated as of June 28, 2013 between us and Goodman Co. Ltd. [Pursuant to this Agreement, indebtedness was converted into 3,777,324 shares of our Series A Preferred Stock.]

10.17.3	Warrant to Purchase Common Stock dated as of July 31, 2013, issued by us in favor of Goodman Co. Ltd.

Exhibit No.	Description of Exhibit

10.18#	Note and Warrant Purchase Agreement dated as of February 1, 2011 between us and various investors.

10.18.1	First Amendment to Note and Warrant Purchase Agreement, dated as of July 1, 2011.

10.18.2	Second Amendment to Note and Warrant Purchase Agreement, dated as of August 1, 2011.

10.18.3#	Omnibus Amendment Agreement, dated as of September 30, 2011.

10.18.4	Amendment to Note and Warrant Purchase Agreement, dated as of June 23, 2012.

10.18.5	Amendment to Note and Warrant Purchase Agreement, dated as of November 8, 2012.

10.18.6	Form of Secured Convertible Promissory Note, issued by us in favor of various investors under the Note and Warrant Purchase Agreement dated as of February 1, 2011.

10.18.6.1#	The several Note Conversion Agreements, each dated as of June 28, 2013. [Pursuant to such Agreements, indebtedness was converted into 2,234,922 shares of our Series A Preferred Stock.]

10.18.6.2	Note Conversion Agreement dated as of June 28, 2013, among us, The Reiss Family Survivor’s Trust UDT dated December 19, 1988 and The Reiss Family GST Exempt Marital Deduction Trust. [Pursuant to this Agreement, indebtedness was converted into 35,923,845 shares of our Series A Preferred Stock.]

10.18.7	Form of Warrant to Purchase Preferred Stock, issued by us in favor of various investors under the Note and Warrant Purchase Agreement dated as of February 1, 2011.

10.19	Note and Warrant Purchase Agreement dated as of January 13, 2012 between us and various investors.

10.19.1	Omnibus Amendment Agreement dated as of November 8, 2012 between us and various investors.

10.19.2	Form of Promissory Note, issued by us in favor of various investors under the Note and Warrant Purchase Agreement dated as of January 13, 2012.

10.19.2.1#	The several Note Conversion Agreements, each dated as of June 28, 2013. [Pursuant to such Agreements, indebtedness was converted into 309,743 shares of our Series A Preferred Stock.]

10.19.2.2	Note Conversion Agreement dated as of June 28, 2013, among us, The Reiss Family Survivor’s Trust UDT dated December 19, 1988 and The Reiss Family GST Exempt Marital Deduction Trust. (Included as Exhibit 10.18.6.2.)

10.19.3	Form of Warrant to Purchase Preferred Stock, issued by us in favor of various investors under the Note and Warrant Purchase Agreement dated as of January 13, 2012.

10.19.4	Form of Amendment of Warrant to Purchase Preferred Stock, dated as of September 13, 2013.

10.20	Form of Note and Warrant Purchase Agreement dated as of June 28, 2013 between us and various investors.

10.20.1	Form of Convertible Promissory Note, issued by us in favor of various investors under the Note and Warrant Purchase Agreement dated as of June 28, 2013.

10.20.2	Form of Warrant to Purchase Common Stock, issued by us in favor of various investors under the Note and Warrant Purchase Agreement dated as of June 28, 2013.

10.21	Reimbursement Agreement dated as of July 11, 2013 among us, The Reiss Family Survivor’s Trust UDT dated December 19, 1988, Edward Neff and Hale Biopharma Ventures, LLC.

10.21.1	Form of Warrant to Purchase Common Stock, issued by us in favor of various guarantors under the Reimbursement Agreement dated as of July 11, 2013.

Exhibit No.	Description of Exhibit

10.21.2	Subordination Agreement dated as of July 11, 2013 between us and The Reiss Family GST Exempt Marital Deduction Trust UDT dated December 19, 1988.

10.22#####	Assignment and Exclusive Cross-License Agreement between us and Aegea Biotechnologies, Inc. dated June 2, 2012.

10.23+	Restricted Stock Unit Grant Notice / Agreement between us and Ivor Royston, dated as of November 8, 2010, as amended on February 15, 2012.

21.1	List of Subsidiaries.

23.1####	Consent of Mayer Hoffman McCann P.C.

23.2##	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the original Form S-1 filing)

#	Filed with the issuer’s November 5, 2013 Amendment No. 2 to Registration Statement on Form S-1.
##	Filed with the issuer’s November 20, 2013 Amendment No. 3 to Registration Statement on Form S-1.
###	Filed with the issuer’s January 8, 2014 Amendment No. 6 to Registration Statement on Form S-1.
####	Filed with the issuer’s January 10, 2014 Amendment No. 7 to Registration Statement on Form S-1.
#####	Filed herewith.
+	Indicates management contract or compensatory plan.
†	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933.

All exhibits not marked with a single, double, triple, quadruple or quintuple pound sign (#) were filed with the issuer’s September 23, 2013 Registration Statement on Form S-1.